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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               ABN AMRO BANK N.V.
             (Exact Name of Registrant as Specified in Its Charter)


             The Netherlands                           NOT APPLICABLE
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                              Gustav Mahlerlaan 10
                               1082 PP Amsterdam
                                The Netherlands
               (Address of Principal Executive Offices, Zip Code)


If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. |X|              check the following box. |_|


Securities Act registration statement file number to
which this form relates:                                    333-49198
                                                         --------------
                                                         (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class                Name of Each Exchange on Which
             to be so Registered                Each Class it to be Registered
             -------------------                ------------------------------
         Medium-Term Notes, Series A               American Stock Exchange
          (Senior Fixed Rate Notes)
   10.50% Reverse Exchangeable Securities
           due July 3, 2003 linked
      to common stock of Citigroup Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None


                                 Title of Class
                                 --------------

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Item 1:   Description of Registrant's Securities to be Registered

     The title of the class of securities to be registered hereunder is:
Medium-Term Notes, Series A (Senior Fixed Rate Notes), 10.50% Reverse Exchangeable Securities due July 3, 2003 linked to common stock of Citigroup Inc. (the "Securities"). A description of the Securities is set forth under the heading "Description of Debt Securities" in the prospectus included in the Registrant's registration statement on Form F-3 (Registration No. 333-49198) filed with the Securities and Exchange Commission on November 2, 2000 (the "Registration Statement on Form F-3"), as supplemented by the information under the heading "Description of Notes" in the prospectus supplement dated November 27, 2000 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description under the heading "Description of Securities" in the Pricing Supplement dated June 28, 2002, filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Securities and is hereby deemed to be incorporated by reference into this registration statement and to be a part hereof.

Item 2:   Exhibits

     The following exhibits are filed herewith:

     4.1  Proposed form of Global Note evidencing the Securities.




                                       2
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           ABN AMRO Bank N.V.


                                           By: /s/ Laura Schisgall
                                              ---------------------------
                                              Name:  Laura Schisgall
                                              Title: Attorney-in-Fact

Date:  July 2, 2002


                                           ABN AMRO Bank N.V.


                                           By: /s/ Mark Egert
                                              ---------------------------
                                              Name:  Mark Egert
                                              Title: Attorney-in-Fact

Date:  July 2, 2002



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                               INDEX TO EXHIBITS


Exhibit No.                                                           Page No.
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4.1   Proposed form of Global Note evidencing Securities.               A-1